EXHIBIT 8(a)(11)

AMENDMENT No. 37 TO PARTICIPATION AGREEMENT (TST)

AMENDMENT NO. 37 TO

PARTICIPATION AGREEMENT

BETWEEN

TRANSAMERICA SERIES TRUST AND

WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO

Amendment No. 36 to the Participation Agreement (“Agreement”), dated February 27, 1991, as amended, between Transamerica Series Trust (the “Fund”) and Western Reserve Life Assurance Co. of Ohio (the “Company”).

1. Schedule B of the Agreement is deleted in its entirety and replaced with the following

Amended Schedule B:

AMENDED SCHEDULE B

Effective May 1, 2012

Account(s), Policy(ies) and Portfolio(s) Subject to the Participation Agreement

Accounts:

WRL Series Life Account WRL Series Annuity Account WRL Series Annuity Account B Separate Account VA U Separate Account VA V WRL Series Life Account G Separate Account VA AA

Policies:

The Equity Protector

Janus Annuity Variable Annuity

WRL Freedom Equity Protector

WRL Freedom SP Plus

WRL Freedom Variable Annuity

WRL Freedom AttainerVariable Annuity

WRL Freedom Bellwether Variable Annuity

WRL Freedom Conqueror Variable Annuity

WRL Freedom Wealth Protector

WRL Freedom Wealth CreatorVariable Annuity

WRL Financial Freedom Builder

WRL Freedom Elite

WRL Freedom Premier Variable Annuity

WRL Freedom AccessVariable Annuity

WRL Freedom Enhancer Variable Annuity

WRL Freedom Elite Builder and Associate Freedom Elite Builder

WRL Freedom Elite Advisor

WRL Freedom Premier® II

WRL Freedom Access® II

WRL Freedom Enhancer® II

WRL Freedom Premier III Variable Annuity

WRL Xcelerator, Xcelerator Focus, Xcelerator Exec

Policies (continued):

WRL Freedom Elite Builder II WRL ForLife WRL Benefactor WRL Freedom Asset Advisor WRL Evolution WRL Freedom Asset Advisor
Flexible Premium Variable Annuity – F, under marketing name “WRL Freedom Multiple”
Flexible Premium Variable Annuity – M, under marketing name “WRL Freedom Advisor”

Portfolios:	Transamerica Series Trust – each Portfolio has an Initial Class and a Service Class of Shares, except as noted.

Transamerica AEGON Active Asset Allocation – Conservative VP

Transamerica AEGON Active Asset Allocation – Moderate Growth VP

Transamerica AEGON Active Asset Allocation – Moderate VP

Transamerica AEGON High Yield Bond VP

Transamerica AEGON Money Market VP

Transamerica AEGON U.S. Government Securities VP

Transamerica AllianceBernstein Dynamic Allocation VP

Transamerica Asset Allocation – Conservative VP

Transamerica Asset Allocation – Growth VP

Transamerica Asset Allocation – Moderate VP

Transamerica Asset Allocation – Moderate Growth VP

Transamerica BlackRock Global Allocation VP

Transamerica BlackRock Large Cap Value VP

Transamerica BlackRock Tactical Allocation VP

Transamerica Clarion Global Real Estate Securities VP

Transamerica Efficient Markets VP Transamerica Hanlon Balanced VP

Transamerica Hanlon Growth VP

Transamerica Hanlon Growth and Income VP

Transamerica Hanlon Income VP

Transamerica Index 35 VP

Transamerica Index 50 VP

Transamerica Index 75 VP

Transamerica Index 100 VP

Transamerica International Moderate Growth VP

Transamerica Janus Balanced VP

Transamerica Jennison Growth VP

Transamerica JPMorgan Core Bond VP

Transamerica JPMorgan Enhanced Index VP

Transamerica JPMorgan Mid Cap Value VP

Transamerica JPMorgan Tactical Allocation VP

Transamerica Legg Mason Dynamic Allocation – Balanced VP (Currently not offering Initial Class Shares)

Transamerica Legg Mason Dynamic Allocation – Growth VP (Currently not offering Initial Class Shares)

Portfolios (continued):	Transamerica MFS International Equity VP

Transamerica Morgan Stanley Capital Growth VP

Transamerica Morgan Stanley Mid-Cap Growth VP

Transamerica Multi-Managed Balanced VP

Transamerica Multi-Managed Large Cap Core VP

Transamerica PIMCO Total Return VP

Transamerica ProFund UltraBear VP (Currently not offering Initial Class Shares)

Transamerica Systematic Small/Mid Cap Value VP

Transamerica T. Rowe Price Small Cap VP

Transamerica Third Avenue Value VP

Transamerica WMC Diversified Growth VP

4. All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be executed this 1st day of May, 2011, in its name and on its behalf by its duly authorized representative.

TRANSAMERICA SERIES TRUST		WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO

By its authorized officer,		By its authorized officer,

By:	/s/ Christopher A. Staples	By:	/s/ Arthur D. Woods
	Christopher A. Staples		Arthur D. Woods
Title:	Vice President	Title:	Vice President

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